EXHIBIT 99.1

Greif, Inc. Reports Third Quarter 2008 Results

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Net sales increased 18 percent (12 percent excluding the impact of foreign currency translation) to a record $1,034.1 million in the third quarter of 2008 from $874.2 million in the third quarter of 2007.

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Net income before special items, as defined below, increased 31 percent to $69.5 million ($1.18 per diluted Class A share) in the third quarter of 2008 compared to $53.2 million ($0.90 per diluted Class A share) in the third quarter of 2007. GAAP net income was $64.6 million ($1.10 per diluted Class A share) and $48.8 million ($0.82 per diluted Class A share) in the third quarter of 2008 and 2007, respectively.

DELAWARE, Ohio (Aug. 27, 2008) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging, today announced results for its third fiscal quarter, which ended July 31, 2008.

Michael J. Gasser, chairman and chief executive officer, said, “We continued to experience strong sales and earnings growth in the third quarter. These results also benefited from our business system and geographic diversity, which mitigated the impact of sharp increases in raw material and other input costs.”

Special Items and GAAP to Non-GAAP Reconciliation

Special items are as follows: (i) for the third quarter of 2008, restructuring charges of $6.6 million ($5.0 million net of tax) and timberland disposals, net of $0.2 million ($0.1 million net of tax); and (ii) for the third quarter of 2007, restructuring charges of $6.1 million ($4.5 million net of tax) and timberland disposals, net of $0.1 million ($0.1 million net of tax). A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Consolidated Results

Net sales increased 18 percent (12 percent excluding the impact of foreign currency translation) to $1,034.1 million in the third quarter of 2008 compared to $874.2 million in the third quarter of 2007. The $159.9 million increase was due to Industrial Packaging ($147.1 million), Paper Packaging ($12.3 million) and Timber ($0.5 million). Strong organic sales growth for industrial packaging products and higher selling prices, in response to higher raw material costs, primarily drove the 12 percent constant-currency increase.

Operating profit before special items was $107.7 million for the third quarter of 2008 compared to $85.9 million for the third quarter of 2007. The $21.8 million increase was principally due to higher operating profit in Industrial Packaging ($25.1 million), partially offset by lower operating profit in Paper Packaging ($2.5 million) and Timber ($0.8 million). GAAP operating profit was $101.3 million and $79.9 million in the third quarter of 2008 and 2007, respectively.

Net income before special items increased 31 percent to $69.5 million for the third quarter of 2008 compared to $53.2 million for the third quarter of 2007. Diluted earnings per share before special items were $1.18 compared to $0.90 per Class A share and $1.79 compared to $1.37 per Class B share for the third quarter of 2008 and 2007, respectively. The Company had GAAP net income of $64.6 million, or $1.10 per diluted Class A share and $1.67 per diluted Class B share, in the third quarter of 2008 compared to GAAP net income of $48.8 million, or $0.82 per diluted Class A share and $1.26 per diluted Class B share, in the third quarter of 2007.

Business Group Results

Industrial Packaging net sales were up 21 percent to $852.4 million in the third quarter of 2008 from $705.3 million in the third quarter of 2007 – an increase of 14 percent excluding the impact of foreign currency translation. Higher sales volumes across all regions, with particular strength in the emerging markets, continued to drive the segment’s organic growth. Operating profit before special items increased to $92.9 million in the third quarter of 2008 from $67.8 million in the third quarter of 2007. This increase was primarily due to improvement in sales volumes and contributions from the Greif Business System, which were partially offset by generally higher input costs. GAAP operating profit was $88.1 million in the third quarter of 2008 compared to $63.1 million in the third quarter of 2007.

Paper Packaging net sales were $177.6 million in the third quarter of 2008 compared to $165.3 million in the third quarter of 2007. This was principally due to higher selling prices, including containerboard increases, implemented in the fourth quarter of 2007. Operating profit before special items decreased to $12.8 million in the third quarter of 2008 compared to $15.3 million in the third quarter of 2007. This decrease was primarily due to higher input costs, including energy ($3.1 million) and transportation ($2.5 million), partially offset by higher selling prices from the containerboard increase implemented in the fourth quarter of 2007. GAAP operating profit was $11.0 million and $13.9 million in the third quarter of 2008 and 2007, respectively.

Timber net sales were $4.1 million and $3.6 million in the third quarter of 2008 and 2007, respectively. Operating profit before special items was $2.0 million in the third quarter of 2008 compared to $2.8 million in the third quarter of 2007. Included in these amounts were profits from the sale of special use properties (surplus, higher and better use, and development properties) of $0.9 million in the third quarter of 2008 and $0.8 million in the third quarter of 2007. GAAP operating profit was $2.2 million and $2.9 million in the third quarter of 2008 and 2007, respectively.

Other Cash Flow Information

Capital expenditures were $37.7 million, excluding timberland purchases of $0.2 million, for the third quarter of 2008. Fiscal 2008 capital expenditures are expected to be approximately $135 million, excluding timberland purchases, which includes an increased capital commitment to support the Company’s growth strategy in emerging markets.

On Aug. 26, 2008, the Board of Directors declared quarterly cash dividends of $0.38 per share of Class A Common Stock and $0.57 per share of Class B Common Stock. These dividends, payable on Oct. 1, 2008 to stockholders of record at close of business on Sept. 17, 2008, are approximately 36 percent above the amount paid for the same period a year ago.

Company Outlook

The Company is raising its 2008 guidance to $4.45 to $4.55 per Class A share, which includes the $0.35 per Class A share impact of the first quarter net gain related to the divestiture of businesses. This increase is primarily driven by improved profitability for industrial packaging products than previously anticipated in the 2008 guidance and partial realization of a $55 per ton containerboard price increase in the fourth quarter of this year.

Conference Call

The Company will host a conference call to discuss the third quarter of 2008 results on Aug. 28, 2008, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 800-240-2134 and ask for the Greif conference call. The number for international callers is +1 303-262-2139. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com. A replay of the conference call will be available on the Company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The Company produces steel, plastic, fibre, corrugated and multiwall containers, packaging accessories and containerboard, and provides blending and packaging services for a wide range of industries. Greif also manages timber properties in North America. The Company is strategically positioned in more than 45 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements

All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including a prolonged or substantial economic downturn; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its industrial packaging, containerboard and corrugated products; political instability in those foreign countries where the Company manufactures and sells its products; foreign currency fluctuations and devaluations; availability and costs of raw materials for the manufacture of the Company’s products, particularly steel, resin and old corrugated containers; price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; property loss resulting from wars, acts of terrorism or natural disasters; the Company’s ability to integrate its newly acquired operations effectively with its existing business; the Company’s ability to achieve improved operating efficiencies and capabilities; the Company’s ability to effectively embed and realize improvements from the Greif Business System; the frequency and volume of sales of the Company’s timber, timberland and special use timberland; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended Oct. 31, 2007. The Company assumes no obligation to update any forward-looking statements.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2008	2007	2008	2007
Net sales	$1,034.1	$874.2	$2,798.4	$2,440.0
Cost of products sold	841.2	711.9	2,298.0	2,005.1

Gross profit	192.9	162.3	500.4	434.9

Selling, general and administrative expenses	88.1	77.3	252.0	229.6
Restructuring charges	6.6	6.1	24.4	12.1
Asset disposals, net	3.1	1.0	53.0	9.3

Operating profit	101.3	79.9	277.0	202.5

Interest expense, net	13.1	12.4	38.2	34.5
Debt extinguishment charge	—	—	—	23.5
Other income (expense), net	(2.1)	(0.7)	(9.2)	(5.8)

Income before income tax expense and equity earnings and minority interests	86.1	66.8	229.6	138.7

Income tax expense	20.1	17.5	53.5	36.3
Equity earnings and minority interests	(1.4)	(0.5)	(2.2)	(1.0)

Net income	$64.6	$48.8	$173.9	$101.4

Basic earnings per share:
Class A Common Stock	$1.11	$0.84	$2.99	$1.75
Class B Common Stock	$1.67	$1.26	$4.48	$2.62

Diluted earnings per share:
Class A Common Stock	$1.10	$0.82	$2.95	$1.72
Class B Common Stock	$1.67	$1.26	$4.48	$2.62

Earnings per share were calculated using the following number of shares:

Basic earnings per share:
Class A Common Stock	24.0	23.6	23.9	23.6
Class B Common Stock	22.7	23.0	22.9	23.0

Diluted earnings per share:
Class A Common Stock	24.5	24.3	24.4	24.2
Class B Common Stock	22.7	23.0	22.9	23.0

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in millions, except per share amounts)

	Three months ended July 31, 2008			Three months ended July 31, 2007
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
GAAP – operating profit	$101.3			$79.9
Restructuring charges	6.6			6.1
Timberland disposals, net	(0.2)			(0.1)

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$107.7			$85.9

GAAP – net income	$64.6	$1.10	$1.67	$48.8	$0.82	$1.26
Restructuring charges, net of tax	5.0	0.08	0.12	4.5	0.08	0.11
Timberland disposals, net of tax	(0.1)	—	—	(0.1)	—	—

Non-GAAP – net income before restructuring charges and timberland disposals, net	$69.5	$1.18	$1.79	$53.2	$0.90	$1.37

	Nine months ended July 31, 2008			Nine months ended July 31, 2007
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
GAAP – operating profit	$277.0			$202.4
Restructuring charges	24.4			12.1
Timberland disposals, net	(0.3)			0.3

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$301.1			$214.8

GAAP – net income	$173.9	$2.95	$4.48	$101.4	$1.72	$2.62
Restructuring charges, net of tax	18.7	0.31	0.49	9.0	0.15	0.22
Debt extinguishment charge, net of tax	—	—	—	17.3	0.29	0.45
Timberland disposals, net of tax	(0.3)	—	(0.01)	0.2	—	0.01

Non-GAAP – net income before restructuring charges, debt extinguishment charge and timberland disposals, net	$192.3	$3.26	$4.96	$127.9	$2.16	$3.30

GREIF, INC. AND SUBSIDIARY COMPANIES

SEGMENT DATA

UNAUDITED

(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2008	2007	2008	2007
Net sales
Industrial Packaging	$852.4	$705.3	$2,271.7	$1,955.6
Paper Packaging	177.6	165.3	509.8	472.6
Timber	4.1	3.6	16.9	11.8

Total	$1,034.1	$874.2	$2,798.4	$2,440.0

Operating profit
Operating profit before restructuring charges and timberland disposals, net:
Industrial Packaging	$92.9	$67.8	$235.3	$160.2
Paper Packaging	12.8	15.3	47.3	42.0
Timber	2.0	2.8	18.5	12.7

Operating profit before restructuring charges and timberland disposals, net	107.7	85.9	301.1	214.9

Restructuring charges:
Industrial Packaging	4.8	4.7	21.0	7.6
Paper Packaging	1.8	1.4	3.3	4.5
Timber	—	—	0.1	—

Restructuring charges	6.6	6.1	24.4	12.1

Timberland disposals, net:
Timber	0.2	0.1	0.3	(0.3)

Total	$101.3	$79.9	$277.0	$202.5

Depreciation, depletion and amortization expense
Industrial Packaging	$18.4	$15.2	$54.5	$51.7
Paper Packaging	7.1	6.9	20.2	21.1
Timber	0.8	0.9	4.3	3.5

Total	$26.3	$23.0	$79.0	$76.3

Note: Certain prior year amounts have been reclassified to conform to the 2008 presentation.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2008	2007	2008	2007
Net sales
North America	$530.3	$467.8	$1,456.1	$1,340.3
Europe	346.8	290.9	924.8	764.4
Other	157.0	115.5	417.5	335.3

Total	$1,034.1	$874.2	$2,798.4	$2,440.0

Operating profit
Operating profit before restructuring charges and timberland disposals, net:
North America	$47.4	$41.7	$128.2	$108.9
Europe	43.8	33.1	101.2	73.9
Other	16.5	11.1	71.7	32.1

Operating profit before restructuring charges and timberland disposals, net	107.7	85.9	301.1	214.9
Restructuring charges	6.6	6.1	24.4	12.1
Timberland disposals, net	0.2	0.1	0.3	(0.3)

Total	$101.3	$79.9	$277.0	$202.4

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT AND GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended July 31,		Nine months ended July 31,
	2008	2007	2008	2007
Industrial Packaging
GAAP – operating profit	$88.1	$63.1	$214.3	$152.6
Restructuring charges	4.8	4.7	21.0	7.6

Non-GAAP – operating profit before restructuring charges	$92.9	$67.8	$235.3	$160.2

Paper Packaging
GAAP – operating profit	$11.0	$13.9	$44.0	$37.5
Restructuring charges	1.8	1.4	3.3	4.5

Non-GAAP – operating profit before restructuring charges	$12.8	$15.3	$47.3	$42.0

Timber
GAAP – operating profit	$2.2	$2.9	$18.7	$12.4
Restructuring charges	—	—	0.1	—
Timberland disposals, net	(0.2)	(0.1)	(0.3)	0.3

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$2.0	$2.8	$18.5	$12.7

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	July 31, 2008	October 31, 2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$99.3	$123.7
Trade accounts receivable	477.6	347.9
Inventories	341.2	243.0
Other current assets	162.1	127.2

	1,080.2	841.8

LONG-TERM ASSETS
Goodwill and intangible assets	665.6	589.5
Other long-term assets	116.9	146.9

	782.5	736.4

PROPERTIES, PLANTS AND EQUIPMENT	1,114.2	1,074.5

	$2,976.9	$2,652.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$469.8	$411.1
Short-term borrowings	59.6	15.8
Other current liabilities	266.9	222.0

	796.3	648.9

LONG-TERM LIABILITIES
Long-term debt	708.2	622.7
Other long-term liabilities	394.2	374.8

	1,102.4	997.5

MINORITY INTEREST	6.1	6.4

SHAREHOLDERS’ EQUITY	1,072.1	999.9

	$2,976.9	$2,652.7